5

                          EXHIBITS TO BE FILED BY EDGAR


Exhibits:

      D-1          -    Copy  of  Securities   Certificate   filed  by  Met-Ed
                        with the PaPUC with respect to the issuance of Subordinated Debentures and Guaranties.

      D-2          -    Copy of  Application  under Section  1102(a)(4) of the
                        Code filed with the PaPUC.

      D-3          -    Copy of PaPUC Order  registering  Met-Ed's  Securities
                        Certificate  and  approving  the   Application   under
                        Section 1102(a)(4) of the Code.

      F-l          -    Opinion of Berlack, Israels & Liberman LLP.

      F-2          -    Opinion  of  Ryan, Russell, Ogden & Seltzer LLP.

      F-3          -    Opinion of Richards, Layton & Finger P.A.